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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON DC  20549





                                   Form 8-K

                                Current Report
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          12/15/99
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                              Zaxis International Inc.
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                    0-15476                   68-008060
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(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


1890 Georgetown Road, Hudson, Ohio                           44236
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(Address of Principal Executive Offices)                   (Zip Code)


(Registrant's Telephone Number, Including Area Code)      (330) 650-0444
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Item 5. Other Events

Pursuant to the Termination of Consulting Agreement and Full and Final Release described in and filed as an Exhibit to the Company's 10-QSB for the quarter ended September 30, 1999 and pursuant to actions taken by the Board of Directors, effective December 16, 1999 all of the then incumbent members of the Board of Directors (Conaly Bedell, Leonard A. Duval, Craig Jones, Alan Scott and Calvin Wible) resigned as Directors and elected the following as Directors of the Company: Mr. Stephen N. Anderson, San Francisco, CA, Dr. Malvin L. Eutick, Northbridge, NSW, Australia, Mr. Steve Ficyk, Brunswick, Ohio, Mr. Melvin Weisblatt, Orange, Ohio and Mr. Ronald Hanson, Cleveland, Ohio.

Effective December 16, 1999 Conaly Bedell resigned as President and Chief Executive Officer.

At meetings of the Board of Directors held on December 16, 1999 and December 22, 1999 the newly elected Board of Directors elected Ronald Hanson as Chairman of the Board and elected John Hrobsky as President and Chief Executive Officer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 7 A. Termination of Consulting Agreement and Full and Final Release

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     Zaxis International Inc.


Date: December 28, 1999              /s/ John Hrobsky
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                                     John Hrobsky
                                     President and Chief Executive Officer
                                     Zaxis International Inc.

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                                Exhibit Index

      Exhibit Number               Exhibit Description
      --------------               -------------------

            7 A.                   Termination of Consulting Agreement and
                                   Full and Final Release previously filed with the Company's 10-QSB for the quarter ended September 30, 1999, which is incorporated herein by reference.